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
As filed with the Securities and Exchange Commission on February 20, 1996 Registration No. 33-
                                                                                              --------
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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                               EIP MICROWAVE, INC.
             (Exact name of registrant as specified in its charter)
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
Delaware                                                                   95-2148645
(State or other jurisdiction of incorporation or organization)      (I.R.S. Employer Identification No.)
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3 Civic Plaza, Suite 265, Newport Beach, California                     92660
(Address of Principal Executive Offices)                             (Zip Code)

                              EIP MICROWAVE, INC.
                   AMENDED AND RESTATED 1994 STOCK OPTION PLAN
                            (Full title of the plan)

                                 John F. Bishop
                         President, Treasurer, Secretary
                               EIP Microwave, Inc.
                            3 Civic Plaza, Suite 265
                             Newport Beach, CA 92660
                     (Name and address of agent for service)

                                 (714) 720-1766
          (Telephone number, including area code, of agent for service)

                        Copies of all communications to:

                            Michael E. Johnson, Esq.
                       Bainbridge Group, A Law Corporation
                      19000 MacArthur Boulevard, Suite 500
                            Irvine, California 92715

                   ------------------------------------------

                 The number of sequentially numbered pages is 7
                             Exhibit Index on page 5

Approximate date of commencement of the proposed sales pursuant to the plan:
From time to time after the effective date of the applicable Registration Statement.

If any of the Securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.

                                                                             /X/


                        ---------------------------------

                       CALCULATION OF REGISTRATION FEE (1)

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
-------------------------------------------------------------------------------------------------------------------
                                                Proposed              Proposed
Title of securities   Amount to be              maximum               maximum                    Amount of
  to be registered     registered           offering price       aggregate offering           registration fee
                                              per share               price
-------------------------------------------------------------------------------------------------------------------
Common Stock           80,000 shares             N/A (2)                N/A (2)                    N/A (2)
($.01 par value)          (2)(3)
-------------------------------------------------------------------------------------------------------------------
Common Stock           20,000 shares           $3.875 (5)             $77,500 (5)                $100.00 (6)
($.01 par value)          (3)(4)
-------------------------------------------------------------------------------------------------------------------

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(1)  This Registration Statement is filed pursuant to Paragraph E of the General
     Instructions to Form S-8. Accordingly, the contents of the Form S-8 Registration Statement (File No. 33-90644) filed on March 27, 1995 (the "Initial Registration Statement") by the Company with the Securities and Exhange Commission (the "Commission") are incorporated by reference herein.

(2) Represents the 80,000 shares of Common Stock initially registered pursuant to the Initial Registration Statement. The registration fee for such shares was paid in connection with the filing of the Initial Registration Statement.

(3) Represents the 20,000 shares of Common Stock to be initially registered pursuant to this Form S-8 Registration Statement.

(4) As presently constituted, plus such indeterminate number of shares as may become subject to the Amended and Restated 1994 Stock Option Plan as a result of adjustment provisions set forth in the Plan and agreements entered into pursuant thereto.

(5) Estimated solely for the purpose of computing the registration fee and computed in accordance with Rule 457(h) at an offering price of $3.875 on the basis of the average of the bid and asked prices of the Registrant's Common Stock on February 13, 1996.

(6) The amount of the registration fee is calculated at 1/29th of 1 percent of the maximum aggregate offering price, with a minimum fee of $100.00.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

This Registration Statement is filed pursuant to Paragraph E of the General Instructions to Form S-8. Accordingly, the contents of the Form S-8 Registration Statement (File No. 33-90644) filed on March 27, 1995 (the "Initial Registration Statement") by the Company with the Securities and Exhange Commission (the "Commission") are incorporated by reference herein.

ITEM 8.  EXHIBITS.

     4(a) EIP Microwave, Inc. Amended and Restated 1994 Stock Option Plan, previously filed as Exhibit 10(a) to the Company's Quarterly Report on Form 10-QSB for the quarter ended December 31, 1995, filed with the Commission on February 14, 1996 (File No. 0-5351), which is incorporated herein by reference.

     5         Opinion (and consent) of Bainbridge Group, a Law Corporation

     23(a)     Consent of Price Waterhouse LLP

     23(b) Consent of Bainbridge Group, a Law Corporation (set forth as part of Exhibit 5 above).

     24        Power of Attorney


                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Newport Beach, State of California, on this 16th day of February, 1996.


                                   EIP MICROWAVE, INC.


                                   By:  /s/ John F. Bishop
                                       ------------------------------------
                                        John F. Bishop
                                        President, Treasurer and Secretary

                                POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints J. Bradford Bishop and John F. Bishop, and each or either of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments to such Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this registration statement on Form S-8 has been signed below by the following persons in the capacities and on the date indicated.

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


SIGNATURE                                CAPACITY                               DATE
---------                                --------                               ----

/s/   J. Bradford Bishop                 Chairman of the Board, Chief           February 16, 1996
------------------------------           Executive Officer and Director
J. Bradford Bishop                       (Principal Executive Officer)


/s/   John J. Ardizzone                  Vice President Operations and          February 16, 1996
------------------------------           Chief Financial Officer
John J. Ardizzone, Jr.                   (Principal Financial and
                                         Accounting Officer)


/s/  John F. Bishop                      President, Treasurer, Secretary        February 16, 1996
------------------------------           and Director
John F. Bishop


/s/   Michael E. Johnson                 Director                               February 16, 1996
------------------------------
Michael E. Johnson


/s/   Robert D. Johnson                  Director                               February 16, 1996
------------------------------
Robert D. Johnson


s/    J.S. Webb                          Director                               February 16, 1996
------------------------------
J. S. Webb
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                                        4

                                INDEX TO EXHIBITS






                                                                    Sequentially
Exhibit                                                               Numbered
Number                    Description                                   Page
------                    -----------                                   ----

4(a)      EIP Microwave, Inc. Amended and Restated 1994
          Stock Option Plan, previously filed as Exhibit 10(a) to the Company's Quarterly Report on Form 10-QSB for the quarter ended December 31, 1995, filed with the Commission on February 14, 1996 (File No. 0-5351), which is incorporated herein by reference.

5         Opinion (and consent) of Bainbridge Group, A Law                 6
          Corporation

23(a)     Consent of Price Waterhouse LLP                                  7

23(b)     Consent of Bainbridge Group, A Law Corporation (set              6
          forth as part of Exhibit 5 above)

24        Power of Attorney                                                4





                                        5